            As filed with the Securities and Exchange Commission on June 7, 1996
                                                       Registration No. 33-_____

================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  ----------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  ----------

                           SILICON VALLEY BANCSHARES
            (Exact name of Registrant as specified in its charter)


       California                                          94-2856336
- ------------------------                       --------------------------------
(State of incorporation)                       (IRS Employer Identification No.)


                               3003 Tasman Drive
                         Santa Clara, California 95054
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  ----------

                            1989 Stock Option Plan
                           (Full Title of the Plan)

                                  ----------

                                 JOHN C. DEAN
                      President, Chief Executive Officer
                           SILICON VALLEY BANCSHARES
                               3003 Tasman Drive
                         Santa Clara, California 95054
                                (408) 654-7400
                    (Name, address, including zip code, and
         telephone number, including area code, of agent for service)

                                  ----------

                                  Copies to:
                              CATHERINE NGO, ESQ.
                               3003 Tasman Drive
                         Santa Clara, California 95054
                                (408) 654-7400


================================================================================

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                Proposed       Proposed
   Title of                      Maximum        Maximum
  Securities        Amount      Offering       Aggregate      Amount of
     to be          to be       Price Per      Offering      Registration
  Registered      Registered     Share(1)       Price(1)          Fee
- --------------------------------------------------------------------------
[S]               [C]          [C]            [C]             [C]

Common Stock......  50,000       $24.44        $1,222,000         $421.38
==========================================================================

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market System on May 31, 1996.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

   There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission:

   1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

   2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed pursuant to Section 13 of the Exchange Act.

   3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated April 23, 1987, filed pursuant to
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

   Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

   Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

   The Bylaws of the Company provide for the indemnification of the Company's officers and directors against certain liabilities and expenses relating to lawsuits and other proceedings in which they may become involved. Section 317 of the California Corporations Code also provides for indemnification of a corporation's directors and officers under certain circumstances.

   Section 204(a)(10) and (11) and Section 317 of the California Corporations Code and the Bylaws of the Company contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act or the Exchange Act.

   The Company provides indemnity insurance pursuant to which its directors and officers are indemnified or insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act. The Company has obtained shareholder approval to enter into indemnity agreements with their respective directors and officers. Each agreement provides for indemnification of the fines, settlements and other amounts incurred by such person in connection with the good faith performance of his or her duties as a director or officer. The indemnification agreements also provide for the advance payment by the Company of expenses incurred in defending any proceeding to which the director or officer may be a party, provided that the affected director or officer executed an undertaking, acceptable to the relevant board of directors, agreeing to repay all amounts advanced for defense of the proceeding if it shall be ultimately determined that such director or officer was not entitled to be indemnified in accordance with Sections 204(a)(10) and (11) and
Section 317 of the California Corporations Code.

   The Company understands that the staff of the Commission is of the opinion that statutory, charter and contractual provisions as are described above have no effect on claims arising under the federal securities laws.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

   Not applicable.


ITEM 8.  EXHIBITS.
         --------

       Exhibit
       Number
       ------
        4.1 1989 Stock Option Plan, as amended, together with form of Stock Option Agreement
        5.1    Opinion of counsel, as to legality of securities being registered
       23.1    Consent of Independent Auditors
       23.2    Consent of Independent Auditors
       23.3    Consent of Counsel (contained in Exhibit 5.1)
       24.1    Power of Attorney (See Page 7)

ITEM 9.  UNDERTAKINGS.
         ------------

   (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on May 16, 1996.


                                     SILICON VALLEY BANCSHARES


                                     By:  /s/ John C. Dean
                                          ----------------
                                         John C. Dean
                                         President and Chief Executive Officer

                                  POWER OF ATTORNEY
                                  -----------------


   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Catherine Ngo, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                    Title                            Date
       ---------                    -----                            ----

/s/ Daniel J. Kelleher
- -----------------------------   Chairman of the Board              May 16, 1996
 Daniel J. Kelleher


/s/ John C. Dean                Director, President and Chief      May 16, 1996
- -----------------------------   Executive Officer
John C. Dean


/s/ Gary K. Barr                Director                           May 16, 1996
- -----------------------------
Gary K. Barr


/s/ James F. Burns, Jr.         Director                           May 16, 1996
- -----------------------------
James F. Burns, Jr.


/s/ Henry M. Gay                Director                           May 16, 1996
- -----------------------------
Henry M. Gay


/s/ Clarence J. Ferrari         Director                           May 16, 1996
- -----------------------------
Clarence J. Ferrari


/s/ David M. deWilde            Director                           May 16, 1996
- -----------------------------
David M. deWilde


/s/ Michael Roster              Director                           May 16, 1996
- -----------------------------
Michael Roster


/s/ James R. Porter             Director                           May 16, 1996
- -----------------------------
James R. Porter


/s/ Ann R. Wells                Director                           May 16, 1996
- -----------------------------
Ann R. Wells


/s/ Glen Blackmon               Executive Vice President and       May 16, 1996
- -----------------------------   Chief Financial Officer
 Glen Blackmon                  (Principal Financial Officer and
                                Principal Accounting Officer)

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                  ----------

                                   EXHIBITS

                                  ----------


                      Registration Statement on Form S-8

                           Silicon Valley Bancshares

                                 June 7, 1996

                               INDEX TO EXHIBITS
                               -----------------

           EXHIBIT
           NUMBER                        DESCRIPTION
           -------                       -----------

             4.1 1989 Stock Option Plan, as amended*, together with form of Stock Option Agreement

             5.1             Opinion of Counsel

            23.1             Consent of Independent Auditors

            23.2             Consent of Independent Auditors

            23.3             Consent of Counsel (contained in Exhibit 5.1)

            24.1             Power of Attorney (see page 7)

- ----------
* 1989 Stock Option Plan is hereby incorporated by reference into this Form S-8 from the Company's 1996 Proxy Statement previously filed with the SEC. The form of Stock Option Agreement, however, is attached as an exhibit.